UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 23, 2019
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial auditing standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
Rinkenberger Retirement

As previously disclosed by Kaiser Aluminum Corporation (the "Company"), Daniel J. Rinkenberger retired as the Company's Executive Vice President and Chief Financial Officer effective February 22, 2019 and will remain employed by the Company as an advisor to the Company through his planned retirement on March 31, 2019. In connection with Mr. Rinkenberger's retirement, Mr. Rinkenberger and the Company entered into a Separation Agreement and General Release (the "Agreement").

Pursuant to the Agreement, in addition to payments and benefits Mr. Rinkenberger is entitled to receive under the Company's various benefits and incentive plans, Mr. Rinkenberger will receive a lump sum payment of $500,000 within seven days of the effective date of the Agreement. Mr. Rinkenberger also provided customary broad form releases and other confidentiality covenants to the Company in connection with his retirement. In addition, under the Agreement, Mr. Rinkenberger agreed to serve as a consultant to the Company for a period of 12 months at a rate of $25,000 per month to facilitate the transition.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Barneson Retirement

On February 26, 2019, John Barneson, Senior Vice President - Corporate Development of the Company, confirmed that he was retiring from the Company and resigned as an officer of the Company, both effective as of February 28, 2019.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1	Separation Agreement and General Release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel, and Corporate Secretary
Date: February 28, 2019